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                                                                  Exhibit 23.1


                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Nonstatutory Stock Option Plan of NeoMagic Corporation of our report dated February 12, 1999, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in the Annual Report on Form 10-K for the year ended January 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ------------------------------
                                            ERNST & YOUNG LLP
San Jose, California
September 30, 1999